EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-119076 on Form S-3 and in Registration Statement No. 333-115390, 333-113165, No. 333-89668, No. 333-73322, No. 333-44202, No. 333-78599, No. 333-48159, No. 333-26593, No. 333-01769, No. 33-35821, No. 33-43580, No. 33-48025, No. 35-48026, No. 33-78622, No. 33-78678, and No. 33-59333 on Forms S-8, of our report dated March 12, 2004, appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

New York, New York
March 1, 2006